                                                        EXHIBIT 4.1
                                                        Composite Conformed Copy

                                AMENDMENT NO. 6

        AMENDMENT NO. 6 dated as of April 1, 1997 to the AMENDMENT AND RESTATEMENT dated as of April 28, 1993 of CREDIT AGREEMENT dated as of April 21, 1992 between THE FIRST AMERICAN FINANCIAL CORPORATION (the "Company"), the
                                                            -------
lenders party thereto (the "Lenders") and THE CHASE MANHATTAN BANK, as agent
                            -------
(the "Agent") for the Lenders (such Amendment and Restatement, as amended by
      -----
Amendment No. 1 thereto dated as of June 1, 1994, Amendment No. 2 thereto dated as of November 22, 1994, Amendment No. 3 thereto dated as of March 31, 1995, Amendment No. 4 thereto dated as of June 1, 1995 and Amendment No. 5 thereto dated as of February 16, 1996, being herein called the "Credit
                                                                ------
Agreement").
---------

 The Company has requested that the Lenders agree to certain amendments of the Credit Agreement. The Lenders are willing to do so on the terms and conditions contained herein,

 Accordingly, the parties hereto hereby agree as follows:

 SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement shall have the
            -----------
 same meanings when used herein.

             SECTION 2.  AMENDMENTS OF CREDIT AGREEMENT.  Effective
                         -------------------------------
 as of the date, and subject to the conditions, set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

             A. Section 1.01 of the Credit Agreement is amended by inserting the following new defined term in the appropriate alphabetical order:

             "Capital Securities" shall mean preferred securities issued by a
              ------------------
     Subsidiary of the Company organized as a Delaware business trust that are redeemable, at the option of such issuer, ten years or more after the issuance thereof, which securities are guaranteed by the Company and the proceeds of which are invested in junior subordinated securities of the Company.

             B. The definition of "Indebtedness" in Section 1.01 of the Credit Agreement is amended by inserting in clause (a) thereof, in the eighth line at the end of the parenthetical clause contained therein, the following words:
 ", but excluding any Capital Securities permitted under Section 8.07(p) hereof".

             C. The definition of "Stockholders' Equity" in Section 1.01 of the Credit Agreement is amended by inserting, at the end of such definition immediately prior to the period, the following words : ", provided that
                                                           --------
 stockholders' equity shall not include any Capital Securities".

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                                     -2-

        D. Section 8.07 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause (n) thereof, (ii) replacing the period at the end of clause (o) thereof with a semi-colon followed by the word "and", and
 (iii) inserting a new clause (p) to read as follows:

            " (p) Capital Securities up to but not exceeding $100,000,000 at any one time outstanding."

       E. Each reference in the Credit Agreement to the Credit Agreement (including references such as "herein", "hereunder" and the like) is amended to refer to the Credit Agreement as amended hereby and (unless the context otherwise requires) to this Amendment.

       F. Except as hereby expressly amended, the Credit Agreement shall remain in full force and effect.

       SECTION 3. EFFECTIVENESS OF AMENDMENTS. The amendments  provided for by
                  ---------------------------
Section 2 hereof shall become effective as of the date hereof upon the satisfaction of the following conditions precedent: (a) the execution and delivery by the Agent of a counterpart of this Amendment and the receipt by the Agent of counterparts of this Amendment executed and delivered by the Company and the Majority Lenders; and (b) the receipt by the Agent of a certificate of a senior officer of the Company to the effect that no Default under the Credit Agreement (as amended hereby) has occurred and is counting. The Agent will advise the Company and the Lenders when such conditions have been so satisfied.

       Section 4. EXPENSES. The Company hereby confirms its obligations under
                  --------
Section 11.03(a)(ii) of the Credit Agreement with respect to the reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy) in connection with the negotiation, preparation, execution and delivery of this Amendment).

       Section 5. COUNTERPARTS. This Amendment may be executed in any number of
                  ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by executing any such counterpart.

       SECTION 6. NEW YORK LAW. This Amendment shall be governed by and
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construed in accordance with the laws of the state of New York.

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                                      -3-


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                 THE FIRST AMERICAN FINANCIAL CORPORATION


                                 By /s/ THOMAS A. KLEMENS
                                   -----------------------------
                                   Title: E.V.P./C.F.O.

                                 By /s/ MARK R ARNESEN
                                   ----------------------------
                                   Title: V.P./Secretary
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                                      -4-


                                        THE CHASE MANHATTAN BANK

                                        By  /s/ DEBORAH VAN ZIJL
                                           -------------------------------------
                                           Title: Vice President


                                        WELLS FARGO BANK, N.A.

                                        By  /s/ MICHAEL SULLIVAN
                                           -------------------------------------
                                           Title: Michael Sullivan
                                                  Vice President


                                        IMPERIAL BANK

                                        By  /s/ MICHAEL SNOW
                                           -------------------------------------
                                           Title: Vice President


                                        SANWA BANK CALIFORNIA

                                        By  /s/ ART DUNBAR
                                           -------------------------------------
                                           Title: Vice President


                                        UNION BANK

                                        By  /s/ D S LAMBELL
                                           -------------------------------------
                                           Title: Vice President


                                        NBD BANK

                                        By  /s/ ANN H. CHUDACOFF
                                           -------------------------------------
                                           Title: Vice President


                                        THE CANADA LIFE
                                           ASSURANCE COMPANY

                                           CUMMINGS & CO., as Nominee for
                                              The Canada Life Assurance Company

                                        By  /s/   WILFREDO CUEVAS
                                           -------------------------------------
                                           Title: Wilfredo Cuevas, A.V.P.



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                                      -5-


                                       THE CHASE MANHATTAN BANK
                                         as Agent


                                       By   /s/  DEBORAH VAN ZIJL
                                         ---------------------------
                                         Title: Vice President